As filed with the Securities and Exchange Commission on February 26, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Phoenix Education Partners, Inc.
(Exact name of registrant as specified in its charter)

___________________________________________________________

Delaware (State or other jurisdiction of incorporation or organization)	38-3922540 (I.R.S. Employer Identification No.)
4035 S. Riverpoint Parkway Phoenix, Arizona (Address of Principal Executive Offices)	85040 (Zip Code)

Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan
Phoenix Education Partners, Inc. Employee Stock Purchase Plan
(Full title of the plans)

Srini Medi, Esq.
Chief Legal Officer & Secretary
4035 S. Riverpoint Parkway
Phoenix, Arizona 85040
(Name and address of agent for service)
(800) 990-2765
(Telephone number, including area code, of agent for service)

___________________________________________________________

With copies of all notices, orders, and communications to:

Brian M. Janson, Esq.
Luke R. Jennings, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064
(212) 373-3000

___________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________________________________________________

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is filed by Phoenix Education Partners, Inc. (the “Company”) to register an additional (i) 1,787,797 shares of the Company's common stock under the Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan and (ii) 406,323 shares of the Company's common stock under the Phoenix Education Partners, Inc. Employee Stock Purchase Plan, each as provided under the provision of the respective plan providing for the automatic increase of the number of shares of the Company's common stock reserved for issuance under such plan on January 1, 2026. The contents of the Registration Statement on Form S-8 (Registration No. 333-290770), filed with the Securities and Exchange Commission (the “Commission”) on October 8, 2025 are hereby incorporated by reference and made a part hereof.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

(a)
The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2025, filed with the Commission on November 20, 2025;
(b)
The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 2025, filed with the Commission on January 13, 2026;
(c)
The Company's Current Reports on Form 8-K, filed with the Commission on October 15, 2025, November 13, 2025, December 2, 2025, and February 13, 2026; and
(d)
The description of the common stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on October 8, 2025, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Document
3.1	Certificate of Incorporation of Phoenix Education Partners, Inc.
3.2	Bylaws of Phoenix Education Partners, Inc.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included in the signature page to this Registration Statement).
99.1†	Phoenix Education Partners, Inc. 2025 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on Form S-1 filed August 29, 2025).
99.2†	Phoenix Education Partners, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.21 to the Company's Registration Statement on Form S-1 filed on August 29, 2025).
107	Filing Fee Table.

† Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, Phoenix Education Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 26, 2026.

Phoenix Education Partners, Inc.

By: /s/ Christopher Lynne
Name: Christopher Lynne
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Christopher Lynne, Blair Westblom and Srini Medi, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement and Power of Attorney have been signed on February 26, 2026, by the following persons in the capacities indicated below.

Name	Title	Date

/s/ Christopher Lynne	Chief Executive Officer and Director (principal executive officer)	February 26, 2026
Christopher Lynne

/s/ Blair Westblom	Chief Financial Officer (principal financial officer)	February 26, 2026
Blair Westblom

/s/ Jeff Honaker	Chief Accounting Officer (principal accounting officer)	February 26, 2026
Jeff Honaker

/s/ Andrew Bird	Director	February 26, 2026
Andrew Bird

/s/ Peter Cohen	Director	February 26, 2026
Peter Cohen

/s/ Jeffrey Denham	Director	February 26, 2026
Jeffrey Denham

/s/ Theodore Kwon	Director	February 26, 2026
Theodore Kwon

/s/ Martin H. Nesbitt	Director	February 26, 2026
Martin H. Nesbitt

/s/ Adnan A. Nisar	Director	February 26, 2026
Adnan A. Nisar

/s/ John Sizer	Director	February 26, 2026
John Sizer

/s/ Itai Wallach	Director	February 26, 2026
Itai Wallach

/s/ Johannes Worsoe	Director	February 26, 2026
Johannes Worsoe